                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT


                                                               STATE
                                                                OF
                   COMPANY                                 INCORPORATION
                   -------                                 -------------
        PMC Commercial Receivable Limited Partnership        Delaware
        PMC Commercial Corp.                                 Delaware
        PMC Commercial Trust, Ltd.  1998-1                   Delaware
        PMCT Corp. 1998-1                                    Delaware
        PMCT Sycamore, L.P.                                  Delaware
        PMCT AH Sycamore, Inc.                               Delaware
        PMCT Macomb, L.P.                                    Delaware
        PMCT AH Macomb, Inc.                                 Delaware
        PMCT Marysville, L.P.                                Delaware
        PMCT AH, Inc..                                       Delaware
        PMCT Plainfield, L.P.                                Delaware